KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402

Independent Auditors' Report on
Internal Accounting Control
The Board of Trustees and
Unitholders
Income Trust:
In planning and performing our
audits of the financial statements
of Government Income Portfolio,
High Yield Portfolio, and Quality
Income Portfolio (portfolios within
Income Trust) for the period from
June 10, 1996 (commencement of
operations) to May 31, 1997, we
considered their internal control
structure, including procedures for
safeguarding
securities, in order to determine
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, not to provide
assurance on the internal control
structure.
The management of Income Trust is
responsible for establishing and
maintaining a
system of internal accounting
control.  In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs
of internal control structure
policies and procedures. Two of the
objectives of an internal control
structure are to provide management
with reasonable, but not absolute,
assurance that assets are
safeguarded against loss from
unauthorized use or disposition and
that transactions are executed in
accordance with management's
authorization and recorded properly
to permit the preparation of
financial statements in conformity
with generally accepted accounting
principles.
Because of inherent limitations in
any internal control structure,
errors or irregularities may occur
and not be detected. Also,
projection of any evaluation of the
structure to future periods is
subject to the risk that it may
become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.
Our consideration of the internal
control structure would not
necessarily disclose all matters in
the internal control structure that
might be material weaknesses under
standards established by the
American Institute of Certified
Public Accountants. A material
weakness is a condition in which
the design or operation of the
specific internal
control structure elements does not
reduce to a relatively low level
the risk that errors or
irregularities in amounts that
would be material in relation to
the financial statements being
audited may occur and not be
detected within a timely period by
employees in the normal course of
performing their assigned
functions. However, we noted no
matter
involving the internal control
structure, including procedures for
safeguarding securities, that we
consider to be a material weakness
as defined above as of May 31,
1997.

This report is intended solely for
the information and use of
management and the Securities and
Exchange Commission.
KPMG Peat Marwick LLP

Minneapolis, Minnesota
June 3, 1997